UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2007

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2007, Verticalnet, Inc. ("Verticalnet" or the "Company") entered into a Note Purchase Agreement (the "Purchase Agreement") with several investors (the "Investors"), including members of the Company’s management and Board of Directors. Under the terms of the Purchase Agreement, the Investors agreed to loan the Company up to $600,000 and the Company agreed to issue to each Investor a junior unsecured subordinated note (each, a "Junior Note") in the aggregate principal amount of $600,000. Interest on the principal amount of the Junior Notes will accrue at 12% per annum and will be payable upon maturity. The maturity date is the earlier of (i) May 15, 2012, (ii) the date on which any fundamental transaction, which is defined to include a transaction involving the sale of substantially all of the Company’s assets or any merger, consolidation or similar transaction involving the transfer of greater than 50% of the Company’s outstanding voting securities, is consummated or (iii) such earlier time as provided in the Junior Notes.

The closing of the purchase and sale of the Junior Notes is subject to certain conditions as set forth in the Purchase Agreement. Because of these conditions, no assurance can be given that the closing will occur. If the closing occurs, the Company anticipates that the transaction will result in net proceeds to the Company of approximately $552,000, after deducting the estimated offering costs and fees.

Pursuant to the Purchase Agreement, the Company obtained the consent to the transaction of the holder of the senior subordinated discount note issued by the Company in May 2006.

Item 2.02 Results of Operations and Financial Condition.

On May 15, 2007, Verticalnet issued a press release setting forth Verticalnet's financial information for the quarter ended March 31, 2007. A copy of Verticalnet's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press release dated May 15, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

May 21, 2007	By:	Christopher G. Kuhn

Name: Christopher G. Kuhn
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 15, 2007.